Exhibit 99.1

Long Island Iced Tea Corp. Announces Symbol Change to “LTEA”

Hicksville, NY (July 27, 2015) — Long Island Iced Tea Corp. (the “Company”), a growth-oriented company focused on the ready-to-drink tea segment in the beverage industry, today announced that its stock symbol has changed to “LTEA.” The Company obtained the new trading symbol to better reflect the Company’s business.

About Long Island Iced Tea Corp.

Headquartered in Long Island, New York, Long Island Iced Tea Corp. operates in the ready-to-drink tea segment of the beverage industry. The Company has developed non-alcoholic, premium iced tea bottled beverages made with quality ingredients that are offered at an affordable price. The Company is currently organized around its flagship brand Long Island Iced Tea, a premium, ready-to-drink iced tea sold primarily on the East Coast of the United States through a network of distributors. The Company’s website is www.longislandicedtea.com.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Forward-looking statements are inherently uncertain and subject to a variety of events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to the Company, including, without limitation those risk factors described from time to time in the Company’s reports filed with the SEC. Among the factors that could cause actual results to differ materially are: inability to achieve projected results; inability to protect intellectual property; inability to effectively manage growth; failure to effectively integrate the operations of acquired businesses; competition; loss of key personnel; increases in costs of operations; continued compliance with government regulations; general economic conditions; lack of capital necessary to expand its operations into the alcohol segment; and the possibility that the Company determines not to enter into the alcohol segment for any reason. Most of these factors are outside the control of the Company and are difficult to predict. The information set forth herein should be read in light of such risks. The Company assumes no obligation to update the information contained in this press release except as required by law.

Contacts:

For Investors:

Phil Thomas

Long Island Iced Tea Corp.

1-855-542-2832

info@longislandteas.com